UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 6, 2017

KAMA RESOURCES INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54815	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 1707-B, 17th Floor, CTS Center 219 Zhong Shan Wu Road Guangzhou, China 510030	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 8613808821282

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On August 15, 2017, Kama Resources Inc. (“Kama”) filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K (the “Initial Report”) for the purpose of announcing the number of Financial Reports that should not be relied upon due to the fact they were not reviewed by an auditor.

The purpose of this Amendment No. 1 to the Initial Report is to file a revised 8K of Non-Reliance that includes certain information excluded from the Initial Report that was filed on August 15, 2017 on the basis of a confidential treatment request submitted to the SEC by Kama. The only item of the Initial Report (as amended by Amendment No. 1) that is modified by this Amendment No. 1 is the number of quarterly reports that should not be relied upon since it has not been reviewed. After investigation Kama was able to confirm that three quarterly reports were reviewed by an auditor prior to the Initial Report and can and should be relied upon. Hence, the reports that should not be relied upon are listed below:

-	For the period ended January 31, 2017, filed with SEC on June 21, 2017
-	For the period ended April 30, 2017, filed with the SEC on June 21, 2017

The Company is in process of reviewing Previously Issued Quarterly Financial Reports listed above. The Company is working diligently to prepare and file interim financial statements for the periods listed above as soon as possible. The Company believes that this restated filing will contain disclosures that are adequate and appropriate to restate the relevant financial information in the Previously Issued Quarterly Financial Reports.

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIALS STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Previous Independent Accountants

On December 13, 2016, David L. Hillary, Jr., CPA, CITP, (the “Former Accountant”) was deregistered per PCAOB. As a result of the transaction, on December 13, 2016, the Former Accountant effectively resigned as the Company’s independent registered public accounting firm and the Company engaged Michael Gillespie & Associates, PLLC (the “New Accountant”) as the Company’s independent registered public accounting firm. The engagement of the New Accountant was approved by the Company’s Board of Directors.

The Former Accountant did not prepare audit reports on the financial statements of the Company for the fiscal year ended October 31, 2015 and October 31, 2016.

During the Company’s most recent fiscal year, the subsequent interim period thereto, and through September 12, 2015, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

During the Company’s most recent fiscal year, the subsequent interim period thereto, and through July 31, 2017, there were no “reportable events” (as such term is defined in Item 304 of Regulation S-K).

Prior to retaining the New Accountant, the Company did not consult with the New Accountant regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304 of Regulation S-K).

On July 26, 2017, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K disclosing the dismissal of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)      The following exhibits are filed with this report:

Exhibit No.	Document

1   Consent Letter from David L. Hillary dated August 10, 2017 to Securities and Exchange Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2017

By: /s/ Dayong Sun

Name: Dayong Sun

Title: Principal Executive Officer Principal Financial Officer and Principal Accounting Officer